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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an Application to Determine Eligibility of a
                   Trustee Pursuant to Section 305(b)(2) [ ]

                            TRUST COMPANY BANK
            (Exact name of trustee as specified in its charter)

        GEORGIA BANKING CORPORATION                               58-0466330
(Jurisdiction of incorporation or organization                (I.R.S. Employer
      if not a U.S. national bank)                           Identification No.)

         25 PARK PLACE, N.E.
          ATLANTA, GEORGIA                                        30303
 (Address of principal executive offices)                      (Zip code)

                                T.J. DONALDSON
                              TRUST COMPANY BANK
                               58 EDGEWOOD AVE.
                                   ROOM 400
                            ATLANTA, GEORGIA 30303
                                (404) 588-7831
           (Name, address and telephone number of agent for service)

                           -----------------------

                                GOLD KIST INC.
              (Exact name of obligor as specified in its charter)


           GEORGIA                                               58-0255560
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                           Identification No.)


  244 PERIMETER CENTER PARKWAY, N.E.
          ATLANTA, GEORGIA                                        30346
 (Address of principal executive offices)                      (Zip code)

                           -----------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE--

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Department of Banking and Finance,
         State of Georgia,
         Atlanta, Georgia

         Federal Reserve Bank of Atlanta
         104 Marietta Street, N.W.
         Atlanta, Georgia

         Federal Deposit Insurance Corporation
         Washington, D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee.

         No responses are included for items 3 through 12. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which Trust Company Bank is a trustee.

ITEM 13. DEFAULTS BY THE OBLIGOR.

         (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There is not and has not been any such default.

         (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There has not been any such default.

         No responses are included for items 14 and 15. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which Trust Company Bank is a trustee.



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ITEM 16. LIST OF EXHIBITS.

         The additional exhibits listed below are filed herewith. Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

EXHIBIT
NUMBER
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   1    -       A copy of the Articles of Amendment and Restated Articles of
                Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 22-21018)

   2    -       A copy of the certificate of authority of the trustee to
                commence business. (Included in Exhibit 1)

   3    -       A copy of the authorization of the trustee to exercise trust powers. (Included in Exhibit 1)

   4    -       A copy of the existing bylaws of the trustee. (Exhibit 4 to
                Form T-1, Registration No. 33-49283)

   5    -       Not applicable.

   6    -       Consent of the trustee required by Section 321(b) of the Trust
                Indenture Act of 1939, as amended.

   7    -       A copy of the latest report of condition of the trustee
                published pursuant to law or the requirements of its supervising or examining authority.

   8    -       Not applicable.

   9    -       Not applicable.


                                     NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.
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                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Trust Company Bank, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the
City of Atlanta, and State of Georgia, on the      day of September, 1995.
                                              ----


                                        TRUST COMPANY BANK


                                        By:  /s/ T.J. Donaldson
                                           ---------------------------
                                           T.J. Donaldson
                                           Group Vice President
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EXHIBIT 6

                              CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by Gold Kist Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        TRUST COMPANY BANK


                                        By:  /s/ T.J. Donaldson
                                           ------------------------
                                           T.J. Donaldson
                                           Group Vice President

Dated: September   , 1995
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                                                                       EXHIBIT 7

        TRUST COMPANY BANK of Atlanta, Georgia and Foreign and
Domestic subsidiaries, at the close of business, June 30, 1995, a state banking institution organized and operating under the banking laws of this state and a member of the Federal Reserve System. Published in accordance with a call made by the State Banking Authorities.

                                                                 DOLLAR AMOUNTS
ASSETS                                                            IN THOUSANDS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin............  $   816,403
  Interest-bearing balances.....................................        3,637
Securities
  Held-to-maturity securities...................................            0
  Available-for-sale securities.................................    2,281,834
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
Agreement subsidiaries, and in IBF's:
  Federal funds sold............................................      769,374
  Securities purchased under agreements to resell...............      198,525
Loans and lease financing receivables:
  Loans and leases, net of unearned income............ 7,125,629
  LESS: Allowance for loan and lease losses...........   132,466
  Loans and leases, net of unearned income, allowance, and
    reserve.....................................................    6,993,163
Assets held in trading accounts.................................        1,502
Premises and fixed assets (including capitalized leases)........       87,290
Other real estate owned.........................................        6,903
Investments in unconsolidated subsidiaries and associated
  companies.....................................................       13,983
Customers' liability to this bank on acceptances outstanding....      182,024
Intangible assets...............................................        4,482
Other assets....................................................      132,396
                                                                  -----------
Total assets....................................................  $11,491,516
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LIABILITIES
Deposits:
In domestic offices.............................................  $ 5,532,579
  Noninterest-bearing................................. 2,201,255
  Interest-bearing.................................... 3,331,324
In foreign offices, Edge and Agreement subsidiaries and IBF's...      885,762
  Noninterest-bearing.................................         0
  Interest-bearing....................................   885,762
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
Edge and Agreement subsidiaries, and in IBF's:
  Federal funds purchased.......................................    1,938,300
  Securities sold under agreements to repurchase................      634,815
Trading Liabilities.............................................            0
Other borrowed money
  With original maturity of one year or less....................      218,461
  With original maturity of more than one year..................        2,232
Mortgage indebtedness and obligations under capitalized leases..        2,173
Bank's liability on acceptances executed and outstanding........      182,024
Subordinated notes and debentures...............................       75,000
Other liabilities...............................................      610,178
                                                                  -----------

Total liabilities...............................................   10,081,524
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EQUITY CAPITAL
Common stock....................................................       21,600
Surplus.........................................................      478,400
Undivided profits and capital reserves..........................      418,315
Net unrealized holding gains (losses) on available-for-sale
securities......................................................      491,677
                                                                  -----------
Total equity capital............................................    1,409,992
                                                                  -----------
Total liabilities and equity capital............................  $11,491,516
                                                                  ===========

I, Russell L. Hunter, Senior Vice President of the above named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

                                                           Russell L. Hunter

We, the undersigned directors, attest to the correctness of this report of condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the official instructions by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.

                                                           R.W. Courts II
                                                           Robert R. Long
                                                           J. Hicks Lanier